Exhibit 31.2
CERTIFICATION PURSUANT TO RULE 13a-14 OR 15d-14 OF THE SECURITIES
EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002
I, Douglas Strong, certify that:
1.	I have reviewed this annual report on Form 40-F of Precision Drilling Trust;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Precision Drilling Trust as of, and for, the periods presented in this report;
4.	Precision Drilling Corporation’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for Precision Drilling Trust and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Precision Drilling Trust, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)	Evaluated the effectiveness of Precision Drilling Trust’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)	Disclosed in this report any change in the Precision Drilling Trust’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the Precision Drilling Trust’s internal control over financial reporting; and
5.	Precision Drilling Corporation’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Precision Drilling Trust’s auditors and the audit committee of Precision Drilling Corporation’s board of directors (or persons performing the equivalent function):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Precision Drilling Trust’s ability to record, process, summarize and report financial information; and
(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Precision Drilling Trust’s internal control over financial reporting.
Dated: March 29, 2010
By: /s/ Douglas Strong

Douglas Strong, Chief Financial Officer of
Precision Drilling Corporation, as agent for
and on behalf of Precision Drilling Trust